Exhibit 3


                                                                 NEWS RELEASE
P. O. Box 5000
Victoria, Minnesota 55386 USA
952-443-2500
                                       FILED BY HEI, INC. PURSUANT TO
                                       RULE 425 UNDER THE SECURITIES ACT
                                       OF 1933 AND DEEMED FILED PURSUANT
                                       TO RULES 14A-12 AND 14D-2 OF THE
                                       SECURITIES EXCHANGE ACT OF 1934

                                       COMMISSION FILE NO.: 000-12471
                                       SUBJECT COMPANY:  COLORADO MEDTECH, INC.

FOR IMMEDIATE RELEASE
---------------------

            HEI, INC. ANNOUNCES INTENTION TO COMMENCE EXCHANGE OFFER
            --------------------------------------------------------
                       TO ACQUIRE COLORADO MEDTECH, INC.
                       ---------------------------------

MINNEAPOLIS - September 11, 2000 - HEI, Inc. (Nasdaq: HEII) said today that it has made a proposal to Colorado MEDtech, Inc. (Nasdaq: CMED) of Boulder, Colorado that HEI acquire Colorado MEDtech in an exchange offer and subsequent merger. Pursuant to the proposal, Colorado MEDtech shareholders would tender each of their shares for a number of shares of HEI common stock having a value of $12.00, up to a maximum of an aggregate of 8.5 million HEI shares to be issued in the exchange offer and merger. Based on the stock price of Colorado MEDtech at the time of this announcement, this would represent a 41% premium over Colorado MEDtech's current stock price.

In a letter to Colorado MEDtech, Anthony J. Fant, Chairman and CEO of HEI, said that HEI desired to acquire Colorado MEDtech in a negotiated transaction but would still proceed with an exchange offer even in the absence of a negotiated agreement. A copy of the letter from Mr. Fant to Colorado MEDtech is attached to this press release.

The exchange offer will be subject to certain conditions, including those specified in Mr. Fant's letter to Colorado MEDtech. The complete details of HEI's exchange offer will be set forth in a filing to be made with the Securities and Exchange Commission.

In a press release earlier today, HEI announced that it had acquired approximately 9.9% of the common stock of Colorado MEDtech from Mr. Fant.

HEI specializes in the custom design and manufacture of high performance, ultraminiature microelectronic devices and high-technology products incorporating those devices. HEI contributes to its customers' competitiveness in the hearing, medical, communications, wireless smart cards, other RF applications, and industrial markets through innovative design solutions and by the application of state-of-the-art materials, processes and manufacturing capabilities.

Colorado MEDtech is a leading full-service provider of advanced medical products and comprehensive outsourcing services.

THIS NEWS RELEASE IS FOR INFORMATIONAL PURPOSES ONLY. IT IS NOT AN OFFER TO BUY OR A SOLICITATION OF AN OFFER TO SELL ANY SHARES OF COLORADO MEDTECH COMMON STOCK. THE SOLICITATION OF OFFERS TO BUY COLORADO MEDTECH COMMON STOCK WILL ONLY BE MADE PURSUANT TO A PROSPECTUS AND RELATED MATERIALS THAT HEI EXPECTS TO SEND TO COLORADO MEDTECH SHAREHOLDERS. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES WILL BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AS SOON AS PRACTICABLE. THESE SECURITIES MAY NOT BE SOLD, NOR MAY OFFERS TO BUY BE EFFECTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS COMMUNICATION SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY, NOT SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

THIS MATERIAL ALSO WILL BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF A TENDER OFFER STATEMENT. COLORADO MEDTECH SHAREHOLDERS ARE URGED TO CAREFULLY READ THE COMPLETE TERMS AND CONDITIONS OF THOSE MATERIALS, WHICH WILL CONTAIN IMPORTANT INFORMATION REGARDING THE EXCHANGE OFFER, PRIOR TO MAKING ANY DECISIONS WITH RESPECT TO SUCH EXCHANGE OFFER.

IN CONNECTION WITH THE EXCHANGE OFFER DESCRIBED IN THIS NEWS RELEASE, HEI MAY SOLICIT PROXIES FROM ITS SHAREHOLDERS TO APPROVE THE ISSUANCE OF STOCK IN THE EXCHANGE OFFER AND FROM THE SHAREHOLDERS OF COLORADO MEDTECH TO CAUSE THE ELECTION OF A NEW SLATE OF COLORADO MEDTECH DIRECTORS. THE PARTICIPANTS TO THE SOLICITATION OF HEI SHAREHOLDERS WILL INCLUDE HEI AND EACH OF THE MEMBERS OF THE HEI BOARD OF DIRECTORS, ANTHONY FANT, ED FINCH, MACK TRAYNOR, STEVE TONDERA AND DAVID ORTLEIB. THE PARTICIPANTS IN THE SOLICITATION OF COLORADO MEDTECH SHAREHOLDERS WILL INCLUDE HEI AND MR. FANT. HEI IS THE BENEFICIAL OWNER OF APPROXIMATELY 9.9% OF THE OUTSTANDING SHARES OF COMMON STOCK OF COLORADO MEDTECH. IN THE EVENT THAT THE EXCHANGE OFFER IS NOT SUCCESSFUL AND HEI SELLS ITS SHARES OF COMMON STOCK OF COLORADO MEDTECH TO AN UNAFFILIATED THIRD PARTY, ANTHONY FANT, HEI'S CHAIRMAN OF THE BOARD, WILL RECEIVE A PORTION OF THE PROCEEDS OF SUCH SALE. HEI EXPECTS TO FILE PROXY STATEMENTS WITH THE SECURITIES AND EXCHANGE COMMISSION REGARDING SUCH SOLICITATIONS. HEI AND COLORADO MEDTECH SHAREHOLDERS ARE URGED TO CAREFULLY READ THE COMPLETE TERMS AND CONDITIONS OF THE RESPECTIVE PROXY STATEMENTS, WHEN THEY ARE AVAILABLE, AS THEY WILL CONTAIN IMPORTANT INFORMATION WITH RESPECT TO ANY SUCH SOLICITATION.

HEI AND COLORADO MEDTECH SHAREHOLDERS WILL BE ABLE TO OBTAIN THE PROSPECTUS, THE REGISTRATION STATEMENT, THE TENDER OFFER STATEMENT AND THE PROXY STATEMENTS REFERRED TO ABOVE, WHEN FILED BY THE COMPANY WITH THE COMMISSION, FOR FREE AT THE COMMISSION'S WEB SITE AT WWW.SEC.GOV OR FROM THE COMPANY BY DIRECTING SUCH REQUESTS TO BEACON HILL PARTNERS AT (212) 843-8500.




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
FORWARD LOOKING INFORMATION
---------------------------

Information in this news release, which is not historical, includes forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Certain statements contained in this press release are forward looking statements. All of such forward-looking statements involve risks and uncertainties including, without limitation, adverse business or market conditions, the ability of HEI to secure and satisfy customers, the availability and cost of materials from HEI's suppliers, adverse competitive developments, change in or cancellation of customer requirements, and other risks detailed from time to time in HEI's SEC filings.


CONTACT: Anthony J. Fant, CEO, (952) 443-2500 or Richard Grubaugh of Beacon Hill Partners, (212) 843-8500.










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